RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      FAIR, ISAAC AND COMPANY, INCORPORATED

                     (As amended effective February 9, 1996)


         The undersigned, WILLIAM R. FAIR and EDWARD M. LEWIS, do hereby certify:

         First: They are the duly elected and acting President and Secretary, respectively, of FAIR, ISAAC AND COMPANY, INCORPORATED, a Delaware corporation (the "Corporation").

         Second: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State on May 15, 1987.

         Third: The Certificate of Incorporation of the Corporation is amended and restated to read in full as follows:

         1.  The  name  of  the   corporation   is  FAIR,   ISAAC  AND  COMPANY,
INCORPORATED.

         2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         4. (a) The total number of shares of all classes of stock which the corporation shall have authority to issue is thirty-six million (36,000,000), of which one million (1,000,000) shares shall be Preferred Stock of the par value of $.01 per share, and thirty-five million (35,000,000) shares shall be Common Stock of the par value of $.01 per share. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) if the increase or decrease is approved by the holders of a majority of the shares of Common Stock, without the vote of the holders of the shares of Preferred Stock or any series thereof, unless any such Preferred Stock holders are entitled to vote thereon pursuant to the provisions established by the Board of Directors in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Certificate of Incorporation, the only stockholder approval required shall be that of a majority of the combined voting power of the Common and Preferred Stock so entitled to vote.

         (b) The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any shares of the Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, which may thereafter (unless forbidden in the resolution or resolutions providing for such issue) be increased or decreased (but not below the number of shares of the series then outstanding) pursuant to a subsequent resolution of the Board of Directors, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. In furtherance of the foregoing authority and not in limitation of it, the Board of Directors is expressly authorized, in the resolution or resolutions providing for the issue of a series of Preferred Stock, to make the shares of such series, without the consent of the holders of such shares, convertible into or exchangeable for shares of another class or classes of stock of the corporation or any series thereof, or redeemable for cash, property or rights, including securities, all on such conditions and on such terms as may be stated in such resolution or resolutions, and to make any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of the series dependent upon facts ascertainable outside this Certificate of Incorporation.

         (c) Holders of shares of Common Stock shall be entitled to receive such dividends or distributions as are lawfully declared on the Common Stock; to have notice of any authorized meeting of stockholders; to one vote for each share of Common Stock on all matters that are properly submitted to a vote of such stockholders; and, upon dissolutions of the corporation, to share ratably in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences, if any, of any shares of Preferred Stock.

         5. In furtherance and not in limitation of the powers conferred by statutes, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         6. (a) A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          (b) Each director or officer of the corporation who was or is made a party or is threatened to be made a party to or is in any way involved in any

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

threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (including without limitation any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor) (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or of a subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer for a foreign or domestic corporation which was a predecessor corporation of the corporation or of another entity or enterprise at the request of such predecessor corporation, or by reason of anything done or not done in such capacity, shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in connection with any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proof to overcome that presumption. The rights to indemnification and advancement of expenses conferred by this Article shall be presumed to have been relied upon by directors and officers of the corporation in serving or continuing to serve the corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by a director or officer of the corporation or of a subsidiary of the corporation, or by a person serving at the request of the corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law. The corporation may create trust funds, grant security interests, obtain letters of credit, or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article 6 or in any such contract.

         (c) Any repeal or  modification  of the  foregoing  provisions  of this
Article 6, including without limitation any contractual rights arising under or authorized by it, by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.

         (d) In addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article."

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

         Fourth: The foregoing amendment and restatement of Certificate of Incorporation has been approved by the Board of Directors of the Corporation.

         Fifth: The foregoing amendment and restatement of Certificate of Incorporation was approved by written consent of the holder of the outstanding shares of Common Stock of the Corporation, in accordance with Sections 228, 242, and 245 of the Delaware General Corporation Law.

         Sixth: At all elections of the directors of the corporation, each stockholder shall be entitled to one vote per share entitled to vote multiplied by the number of directors to be elected, and the stockholder may cast all of such votes for a single candidate or may distribute them among the number of directors to be voted for, or for any two or more of them as the stockholder may see fit; provided, however, that no stockholder shall be entitled so to cumulate votes unless such candidate or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholders intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination.

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